Exhibit 1.1
VANCEINFO TECHNOLOGIES INC.
2,200,000 Ordinary Shares (par value US$0.001 per share)
Each represented by American Depositary Shares
FORM OF UNDERWRITING AGREEMENT
New York, New York
November [ • ], 2010
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
VanceInfo Technologies Inc. , an exempted company with limited liability organized under the laws of the Cayman Islands (the “Company”), proposes to sell to Citigroup Global Markets Inc. (the “Underwriter”) 2,200,000 ordinary shares, par value US$0.001 per share (“Ordinary Shares”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Shares”). The Company also proposes to grant to the Underwriter an option to purchase up to 330,000 additional Ordinary Shares to cover over-allotments, if any (the “Option Shares” and together with the Underwritten Shares, the “Shares”).
The Underwriter has also advised the Company that the Underwriter may elect to cause the Company to deposit on its behalf all or any portion of the Ordinary Shares to be purchased by it hereunder pursuant to the Deposit Agreement, dated as of December 11, 2007 (the “Deposit Agreement”), entered into among the Company, JPMorgan Chase Bank N.A., as depositary (the “Depositary”) and all holders from time to time of American Depositary Shares (the “ADSs”). Upon deposit of any Ordinary Shares, the Depositary will issue the ADSs representing the Shares so deposited. The ADSs will be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent one Ordinary Share and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms “Underwritten Securities”, “Option Securities” and “Securities” (as defined in Section 23 below) shall be deemed to refer, respectively, to Underwritten Shares, Option Shares and Shares as well as, in each case, to any ADSs representing such securities and the ADRs evidencing such ADSs.

The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used in this Agreement are defined in Section 23 hereof.
1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.
(a) The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (file number 333-170632) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) (i) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) under the Act and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; (ii) on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) under the Act and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.
(c) The Company, together with the Depositary, has filed with the Commission a registration statement (file number 333-147602) on Form F-6 for the registration under the Act of the offering and sale of the ADSs. The Company together with the Depositary may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(d) The Registration Statement, the ADR Registration Statement, the Preliminary Prospectus and the Final Prospectus, and the filing of the Registration Statement, the ADR Registration Statement, the Preliminary Prospectus and the Final Prospectus with the Commission, have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADR Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.
(e) Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriter of the Securities, and payment therefor, pursuant to this Agreement, the Underwriter will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(f) The Deposit Agreement, the ADSs and the ADRs conform as to legal matters to the description thereof contained in the Disclosure Package and the Final Prospectus.
(g) Except as disclosed in the Disclosure Package and the Final Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable in the PRC or the Cayman Islands by or on behalf of the Underwriter to any PRC or Cayman Islands taxing authority in connection with (A) the delivery of the Ordinary Shares in the manner contemplated by this Agreement, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Underwriter of the Securities, as the case may be, as contemplated herein.
(h) Except as described in the Disclosure Package and the Final Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, provided that any such repayment or transfer shall be in accordance with applicable PRC foreign exchange regulations.
(i) All dividends and other distributions declared and payable on the Ordinary Shares may under current Cayman Islands laws and regulations be paid in cash to the Depositary and to the holders of Securities, as the case may be, may be freely transferred out of the Cayman Islands and may be freely converted into U.S. dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and all such dividends and other distributions will not be subject to withholding, value-added or other taxes under the laws and regulations of the Cayman Islands. Except as otherwise described in the Disclosure Package and the Final Prospectus, under the current laws and regulations of the PRC, (i) all dividends and other distributions declared and payable in cash on the equity interests in the Company’s subsidiaries in the PRC may be freely transferred, directly or indirectly, out of the PRC and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the PRC; and (ii) all such dividends and other distributions will not be subject to withholding, value-added or other taxes under the laws and regulations of the PRC.
(j) The Company (i) was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ended December 31, 2009, (ii) does not expect to become a PFIC for the current taxable year ending December 31, 2010 and (iii) has no plan or intention to conduct its business in a manner that could be expected to result in the Company becoming a PFIC in the future.

(k) (i) The Disclosure Package and (ii) each electronic road show or Road Show Script, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.
(l) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(m) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an Ineligible Issuer. Neither the Company nor the Underwriter are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Securities, Free Writing Prospectuses pursuant to Rules 164 and 433 under the Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the Free Writing Prospectuses identified in Schedule I hereto, and electronic road shows, if any, furnished to the Underwriter before first use, the Company has not prepared, used or referred to, and will not, without the Underwriter’s prior consent, prepare, use or refer to, any Free Writing Prospectus. The Company agrees and understands that the content of all “road shows” (as defined in Rule 433 under the Act) relating to the offering of the Securities contemplated by this Agreement is solely the property of the Company.

(n) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADR Registration Statement or the Final Prospectus, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or the ADR Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
The representations and warranties in this Section 1(n) above do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.
(o) Each of the Company and its significant subsidiaries as defined by Rule 1-02 of Regulation S-X under the Act (the “Significant Subsidiaries”) (i) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(p) The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Disclosure Package and the Final Prospectus. As of the date hereof, the Company has authorized and outstanding capitalization as set forth under the headings “Capitalization” and “Description of Share Capital” in the Preliminary Prospectus and the Final Prospectus, and upon the issuance and sale of the Underwritten Securities, the Company shall have an authorized and outstanding capital as set forth in the Final Prospectus under the column headed “As Adjusted” in the table in the “Capitalization” section.
(q) All outstanding shares of capital stock of the Company are, and, when the Securities have been issued, delivered and paid for in accordance with this Agreement and the Deposit Agreement on the Closing Date, such Securities will have been, validly issued, fully paid and nonassessable and will conform to the information in the Disclosure Package and to the description of such Securities contained in the Final Prospectus.
(r) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the ADR Registration Statement or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Final Prospectus).
(s) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.
(t) The shareholders of the Company have no preemptive rights with respect to the Securities, and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; the Securities to be sold by the Company, when issued and delivered against payment therefor pursuant to this Agreement and the Deposit Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all Federal and state securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement on the Closing Date, the Depositary or its nominee, as the registered holder of the Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company; except as disclosed in the Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of the Securities under the laws of the Cayman Islands or the United States, as the case may be; the Shares represented by the ADSs may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the ADSs as contemplated by the Deposit Agreement.

(u) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
(v) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.
(w) This Agreement has been duly authorized, executed and delivered by the Company.
(x) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company.
(y) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) subject to the risks and uncertainties relating to the M&A Rules and Clarifications (as defined below) as disclosed in the Disclosure Package and the Final Prospectus, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except for, in the case of (ii) and (iii) above, such conflict, breach or violation that would not have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereunder.

(z) The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, together with the related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X, and present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. (A) The selected financial data set forth under the caption “Key Information—Selected Financial Data” in the Company’s annual report on Form 20-F for the year ended December 31, 2009, incorporated by reference in the Preliminary Prospectus, the Final Prospectus and Registration Statement, and (B) the summary consolidated financial information set forth under the caption “Recent Developments” in the Preliminary Prospectus, the Final Prospectus and Registration Statement, each fairly presents, on the basis stated in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, the information included therein. All disclosures contained in the Registration Statement, the Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Act.
(aa) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as otherwise stated therein, (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries, taken as a whole, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of shares of its capital stock, (D) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, and (E) there has been no obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary that would have a Material Adverse Effect.
(bb) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(cc) The Company and its subsidiaries have good title to all properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Final Prospectus or statutory restrictions imposed by PRC law, or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, taken as a whole, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Final Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
(dd) Neither the Company nor any of its Significant Subsidiaries is in violation or default of (i) any provision of its organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not have a Material Adverse Effect and except as otherwise disclosed in the Disclosure Package and the Final Prospectus.
(ee) Deloitte Touche Tohmatsu CPA Ltd., who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
(ff) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, all local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of its subsidiaries as described in the Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(gg) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s best knowledge, is threatened or imminent that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(hh) Except as set forth in the Disclosure Package and the Final Prospectus, the Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Significant Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(ii) The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(jj) The Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.
(kk) The Company and its Significant Subsidiaries’ internal accounting controls are overseen by the audit committee of the Board of Directors of the Company in accordance with the rules of the New York Stock Exchange. The Board of Directors of the Company has confirmed to the chief executive officer and chief financial officer that, except as set forth in the Disclosure Package and the Final Prospectus, the Board of Directors is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board of Directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event (as defined below). Except as set forth in the Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the audit committee or the Board of Directors a significant deficiency, material weakness, change in internal accounting controls or fraud involving management or other employees who have a significant role in internal accounting controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the securities laws, or any matter that, if determined adversely, would have a Material Adverse Effect.
(ll) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(mm) Each of the Company and its Significant Subsidiaries is (i) in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Final Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(nn) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(oo) The Company has taken all necessary actions to ensure that the Company and its subsidiaries and their respective officers and directors, in their capacities as such, are and will at all times be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. The Company has provided or made available to the Underwriter true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its subsidiaries to any of their respective directors or executive officers. There are no outstanding personal loans from the Company to any of its directors or executive officers.
(pp) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office or any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, in contravention of the

FCPA, for purposes of (A) (i) influencing any act or decision of such foreign official, political party, party official, or candidate in his/its official capacity, (ii) inducing such foreign official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such official, party or candidate or (iii) securing any improper advantage; or (B) inducing such foreign official, political party, party official, or candidate to use his or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist the Company or any of its subsidiaries in obtaining or retaining business for or with, or directing business to, any person; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA. Neither the Company or any of its subsidiaries nor, to the best knowledge of the Company, any of their respective officers, employees, directors, representatives or agents has offered, promised, authorized or made, directly or indirectly, any payments or other inducements as specified in the proceeding sentence to a government official, political party, party official or candidate in violation of either Cayman Islands or PRC law against improper payments. Notwithstanding provisions under the proceeding sentences, any facilitating or expediting payment made to a government official, political party, party official or candidate for the purpose of expediting or securing the performance of a routine governmental action by such official, party or candidate shall not constitute a breach of the representation made in this paragraph.
(qq) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(rr) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(ss) The only subsidiaries of the Company are (i) the subsidiaries listed on Exhibit 8.1 to the Company’s annual report on Form 20-F for the year ended December 31, 2009 and under the caption “Summary—Corporate Structure” in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, and (ii) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(tt) Except as set forth in the Disclosure Package and the Final Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Final Prospectus to be conducted. Except as set forth in the Preliminary Prospectus and the Final Prospectus under the caption “Information on the Company—Intellectual Property,” (a) there are no rights of third parties to any such Intellectual Property; (b) to the best knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (c) to the best knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the best knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) to the best knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the best knowledge of the Company, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Final Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except any effect, in each case under (a) through (g), that would not have a Material Adverse Effect either individually or in the aggregate.
(uu) The statements contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus under the captions “Enforceability of Civil Liabilities”, “Description of Share Capital” and “Description of American Depositary Shares” and “Taxation”, and the statements contained in the section entitled “Information on the Company—Intellectual Property”, “—Government Regulations”, “Operating and Financial Review and Prospects—Taxes” and “Additional Information—Taxation” in the Company’s annual report on Form 20-F for the year ended December 31, 2009 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(vv) There are no contracts or documents which are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.
(ww) Except as disclosed in the Disclosure Package and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.
(xx) The Company has not distributed and, prior to the later of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule I hereto.
(yy) Except as described in the Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
(zz) Except as described in the Disclosure Package and the Final Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Securities or shares of any other capital stock or other equity interests of the Company, (ii) no person has, upon the consummation of the offering contemplated hereunder, any preemptive rights, resale rights, rights of first refusal or other rights to purchase or otherwise acquire any Securities or shares of any other capital stock of the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities.
(aaa) The ADSs are listed on the New York Stock Exchange (the “NYSE”) under the symbol “VIT”.
(bbb) The section entitled “Operating and Financial Review and Prospects” in the Company’s annual report on Form 20-F for the year ended December 31, 2009, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of critical accounting policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ccc) The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regard to such disclosure.
(ddd) (i) The Registration Statement, the Disclosure Package and the Final Prospectus fairly and accurately describe all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur and (ii) neither the Company nor any of its subsidiaries is engaged in any off-balance sheet transactions or arrangements.
(eee) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Final Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
(fff) All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
(ggg) The entering into and performance or enforcement of this Agreement in accordance with its terms will not subject the Underwriter to a requirement to be licensed or otherwise qualified to do business in the Cayman Islands or in the PRC, nor will the Underwriter be deemed to be resident, domiciled, carrying on business through an establishment or place in the Cayman Islands or in the PRC or in breach of any laws or regulations in the Cayman Islands or in the PRC by reason of the entering into, performance or enforcement of this Agreement.
(hhh) Except as described in the Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(iii) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.
(jjj) To the Company’s knowledge, except as disclosed in the Disclosure Package and the Final Prospectus, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted to the Commission.
(kkk) The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, the Authorized Agent (as defined in Section 17 below) for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Preliminary Prospectus, the Final Prospectus, the Registration Statement, the ADR Registration Statement, or the Securities in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof.
(lll) None of the Company, its subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the PRC or New York State, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, PRC, New York State or United States Federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(mmm) Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced by (A) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; and (B) PRC courts, subject to compliance with relevant civil procedural requirements under the PRC Civil Procedures Law and PRC public policy, including sovereignty, national security and public interest. It is not necessary that this Agreement, the Deposit Agreement, the Preliminary Prospectus, the Final Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.
(nnn) Except as disclosed in the Disclosure Package and the Final Prospectus, each of the Company and its subsidiaries has taken all reasonably necessary steps to comply with, and to ensure reasonable compliance by all of the Company’s direct or indirect shareholders and optionholders who are PRC residents with, any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder and optionholder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
(ooo) (i) The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

(ii) (A) The issuance and sale of the Company’s ADSs in connection with its initial public offering in December 2007, the initial listing and trading of the ADSs on the NYSE and the consummation of the Company’s initial public offering, (B) the issuance and sale of the Company’s ADSs in connection with its follow-on public offering in July 2009, the listing and trading of the ADSs on the NYSE and the consummation of the follow-on public offering, and (C) the issuance and sale of the Securities in connection with this offering, the listing and trading of the ADSs on the NYSE and the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Preliminary Prospectus, the Deposit Agreement, the Power of Attorney (as defined below) and the Custody Agreement (as defined below), were not, are not and will not be, as of the date hereof and on the Closing Date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).
(iii) The M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to (A) the issuance and sale of the Company’s ADSs in connection with its initial public offering in December 2007, the initial listing and trading of the ADSs on the NYSE and the consummation of the Company’s initial public offering, (B) the issuance and sale of the Company’s ADSs in connection with its follow-on public offering in July 2009, the listing and trading of the ADSs on the NYSE and the consummation of the follow-on public offering, or (C) the issuance and sale of the Securities in connection with this offering, the listing and trading of the ADSs on the NYSE, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Preliminary Prospectus, the Deposit Agreement, the Power of Attorney or the Custody Agreement.
(iv) The statements set forth under the captions “Key Information—Risk Factors—Risks Related to Doing Business in China,” when taken together with the statements under “Information on the Company—Government Regulations—New M&A Regulations and Overseas Listings” in Company’s annual report on Form 20-F for the year ended December 31, 2009 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make them misleading in any material respect.

(ppp) The Company has obtained for the benefit of the Underwriter “lock-up” agreements relating to sales and certain other dispositions of Ordinary Shares, ADSs or certain other securities by and between the Underwriter and certain executive officers and directors of the Company including Chris Shuning Chen, David Lifeng Chen and Sidney Xuande Huang, substantially in the form of Exhibit A hereto (collectively, the “Lock-up Agreements”).
(qqq) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
(rrr) During the past three years, there have been no material relationships or transactions between the Company or any of its subsidiaries, on the one hand, and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, that are not disclosed in the Disclosure Package and the Final Prospectus.
(sss) To the best knowledge of the Company after due inquiry, none of the directors or executive officers of the Company listed under “Management” in the Preliminary Prospectus and the Final Prospectus is or has been subject to criminal or bankruptcy proceedings in the last five years.
(ttt) The Company is subject to Section 13 or 15(d) of the Exchange Act.
Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.
2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, the Company agrees to sell to the Underwriter, and the Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $      per ADS, the Underwritten Securities.
(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, the Company hereby grants an option to the Underwriter to purchase up to 330,000 Option Securities, at the same purchase price per share as the Underwriter shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriter. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Underwriter to the Company setting forth the number of the Option Securities as to which the Underwriter is exercising the option and the settlement date.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on November 29, 2010, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time of delivery and payment for the Securities being called in this Underwriting Agreement the “Closing Date”). Delivery of the Securities shall be made to the Underwriter for the account of the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.
If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver (at the expense of the Company) to the Underwriter, at 388 Greenwich Street, New York, New York, on the date specified by the Underwriter (which shall be within three Business Days after exercise of said option) certificates for the Option Securities in such names and denominations as the Underwriter shall have requested for the account of the Underwriter, against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Underwriter on the settlement date for the Option Securities, and the obligation of the Underwriter to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
The ADR certificates evidencing the Underwritten Securities and Option Securities shall be registered in such names and in such denominations as the Underwriter may request not less than one full business day prior to the applicable Closing Date.
4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the Underwriter that:
(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) under the Act or when the ADR Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or the ADR Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the ADR Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b) under the Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Underwriter of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
(d) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
(e) The Company will furnish (i) to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and signed copies of all consents and certificates of experts and (ii) to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, other than as contemplated by this Agreement, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the Company may issue and sell Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Underwriter and each individual or other person subject to the restricted period pursuant to the Lock-up Agreements described in Section 1(ppp) with prior written notice of any such announcement that gives rise to an extension of the restricted period.
(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.
(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the deposit of the Underlying Shares to be sold by the Company hereunder under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance of ADRs evidencing such ADSs and the related fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the ADSs on the New York Stock Exchange; (vii) any registration or qualification of the Securities for offer and sale under the blue sky laws of the several states; (viii) any filings required to be made with the FINRA (including filing fees relating to such filings); (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses of any transfer agent or registrar for the Securities; and (xi) all other costs and expenses incident to the performance by the Company of its obligations under this Agreement. For the avoidance of doubt, the Company is not obligated to pay the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, unless pursuant to Section 7 hereof.
(j) The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has or shall have obtained the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”.
(l) The Company will effect and maintain the listing of the ADSs on the New York Stock Exchange.
(m) Except as disclosed in the Disclosure Package and the Final Prospectus, the Company shall use its best efforts to comply with the SAFE Rules and Regulations, and shall use reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or citizens, to comply with the SAFE Rules and Regulations as applicable to them, including without limitation, requiring each such shareholder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
(n) The Company shall at all times maintain transfer restrictions with respect to the Company’s ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares.
(o) The Company agrees to use its best efforts to (i) obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.
(p) The Company will use its best efforts to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with the Sarbanes-Oxley Act.
(q) The Company will not directly or indirectly use the proceeds of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(r) Prior to the Closing Date, the Company will not, without the Underwriter’s prior consent, issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering of the ADSs.
(s) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

(t) The Company agrees to cause each optionholder of the Company that has not entered into a Lock-up Agreement contemplated in Section 1(ppp) to be subject to and comply with all of the same restrictions as set forth in the form of the Lock-up Agreement attached hereto as Exhibit A-2, including (A) delivering notices with respect to such restrictions to all such optionholders immediately upon closing of the offering contemplated hereunder and (B) including a legend with respect to such restrictions on the certificates evidencing the Ordinary Shares to be issued to any such optionholder upon exercise of the options during the 60-day period after the date of this Agreement.
6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions:
(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Act; any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Act; and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b) The Company shall have requested and caused Latham & Watkins LLP, United States counsel for the Company, to have furnished to the Underwriter (i) its opinion dated the Closing Date and addressed to the Underwriter, substantially in the form of Exhibit B hereto, and (ii) its tax opinion dated the Closing Date and and addressed to the Underwriter, in form and substance satisfactory to the Underwriter.
(c) The Company shall have requested and caused Conyers Dill & Pearman, Cayman Islands counsel for the Company, to have furnished to the Underwriter its opinion dated the Closing Date and addressed to the Underwriter, substantially in the form of Exhibit C hereto.
(d) The Company shall have requested and caused Fangda Partners, PRC counsel for the Company, to have furnished to the Company its opinion dated the Closing Date, substantially in the form of Exhibit D hereto, together with a consent letter permitting the Company to provide its opinion to the Underwriter; such consent letter shall be in form and substance satisfactory to the Underwriter.

(e) The Depositary shall have requested and caused Ziegler, Ziegler & Associates, LLP, counsel for the Depositary, to have furnished to the Underwriter its opinion dated the Closing Date and addressed to the Underwriter, substantially in the form of Exhibit E hereto.
(f) The Underwriter shall have received from Cleary Gottlieb Steen & Hamilton LLP, United States counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to Cleary Gottlieb Steen & Hamilton LLP such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.
(g) The Underwriter shall have received from King and Wood, PRC counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to certain issues under PRC law relating to the transactions contemplated hereunder and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to King and Wood such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.
(h) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the chairman of the board or the chief executive officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Final Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii) no stop order suspending the effectiveness of the ADR Registration Statement or the Registration Statement or of any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto); and
(iv) a true and complete copy of the legal opinion of Fangda Partners, PRC counsel for the Company, dated the Closing Date, is attached as an exhibit to such certificate and such opinion has not been amended or withdrawn.
(i) The Company shall have requested and caused Deloitte Touche & Tohmatsu CPA Ltd. to have furnished to the Underwriter at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriter, to the effect set forth in Exhibit F, with respect to the financial statements and certain financial information contained in the Preliminary Prospectus dated November 22, 2010, the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (l) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
(k) The Deposit Agreement shall be in full force and effect.
(l) The Depositary shall have furnished or caused to be furnished to the Underwriter certificates satisfactory to the Underwriter evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the Underwriter on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriter may reasonably request.

(m) Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.
(n) The ADSs shall have been approved for listing on the NYSE, subject only to official notice of issuance.
(o) The FINRA shall have confirmed that it has not raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
(p) There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in the reasonable judgment of the Underwriter would make it inadvisable to proceed with the public offering or the delivery of the Shares and the ADSs on the terms and in the manner contemplated in this Agreement.
(q) The Lock-up Agreements shall be in full force and effect on the Closing Date.
If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter under this Agreement may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriter, at Bank of China Tower, 39/F, One Garden Road, Central, Hong Kong, on the Closing Date.
7. Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided for in this Agreement is not consummated because of any refusal, or failure on the part of the Company to (i) satisfy any condition to the obligations of the Underwriter set forth in Section 6 hereof, (ii) perform any agreement in this Agreement or (iii) comply with any provision hereof, in each case other than by reason of (x) a default, or circumstances caused, by any of the Underwriter, or (y) circumstances outside the control of the Company (for purposes of this subclause (y), circumstances within the control of legal counsel to the Company shall not be deemed as within the control of the Company), the Company will reimburse the Underwriter on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

If this Agreement is terminated pursuant to Section 10 hereof and the sale of the Securities provided for in this Agreement is not consummated on or prior to December 31, 2010, the Company agrees to reimburse the Underwriter on demand for 50% of the Underwriter’s reasonable out-of-pocket expenses incurred in connection with the transactions contemplated hereunder, including, without limitation, the Underwriter’s fees, expenses and travel and accommodation costs (but excluding the fees and expenses of the Underwriter’s legal counsels), only to the extent that such fees, expenses and costs were incurred on or prior to December 31, 2010.
For the avoidance of doubt, the expenses incurred by the Underwriter for purposes of this Section 7 shall include all costs and expenses of the Company that are paid by the Underwriter relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show.
8. Indemnification and Contribution.
(a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus, any Road Show Script, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADR Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by on the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last sentence of the fifth paragraph of the cover page regarding certain intention of the Underwriter, (ii) in the last paragraph of the cover page regarding the delivery of the Securities, and, under the heading “Underwriting”, (iii) the name of Underwriter and its participation in the sale of the Securities, (iv) in the last sentence of the third paragraph related to resale commission, (v) in the second and third sentences in the third paragraph relating to certain intention of the Underwriter and (vi) in the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by the Underwriter for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriter on the other from the offering of the Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter under this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

9. Default. If the Company shall fail on the Closing Date to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 5(i)(i), 5(i)(t), 7, 8, 11 and 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.
10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s ADSs shall have been suspended by the Commission or the NYSE or trading in securities generally on any of the NYSE or the Nasdaq Global Market shall have been suspended or limited or minimum prices shall have been established on such exchanges, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State, the United Kingdom, the Cayman Islands, or PRC authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, the Cayman Islands or PRC of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
12. Notices. All communications under this Agreement will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:(212) 816-7912) and confirmed to such General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to +86(10) 8282-5268 and confirmed to it at 3/F Building 8 Zhongguancun Software Park, Haidian District, Beijing 100193, P.R. China, Attention: Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this Agreement.
14. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.
15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.
16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
17. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted in any court of competent jurisdiction in the Cayman Islands and PRC.

The provisions of this Section 17 shall survive any termination of this Agreement, in whole or in part.
18. Currency. Each reference in this Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. If the amount in the relevant currency that may be so purchased are greater than the amount originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the amount in the relevant currency so purchased over the sum originally due to such Underwriter hereunder. Any obligation of any of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.
19. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.
20. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
21. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
22. Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

23. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“ADR Registration Statement” shall mean the registration statement referred to in paragraph 1(c) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.
“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or the PRC.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (v) the final offering terms included in Schedule I hereto.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.
“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Act after the Execution Time, together with the Base Prospectus.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act.

“New York Courts” shall mean the Federal or the State of New York courts located in the City of New York, New York, U.S.A.
“PRC” shall mean the People’s Republic of China, which, for purposes of this Agreement only, shall exclude Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.
“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Act and deemed part of such registration statement pursuant to Rule 430B under the Act, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
“Road Show Script” shall mean any road show presentation slides or other written materials used by the Company in connection with marketing the offering of the Securities contemplated by this Agreement.
“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” , “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.
“Securities” shall mean the Underwritten Securities and the Option Securities.
“Underlying Shares” shall mean the Shares that will be represented by the ADSs.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

Very truly yours, VANCEINFO TECHNOLOGIES INC.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
By:
Name:
Title:

SCHEDULE I
Schedule of Free Writing Prospectuses included in the Disclosure Package: none
Final offering terms included in the Disclosure Package: the prices paid for the Shares by the public.

Schedule I

EXHIBIT A
FORM OF LOCK-UP AGREEMENT
November [ • ], 2010
Citigroup Global Markets Inc.
388 Greenwich Street,
New York, New York 10013
Ladies and Gentlemen:
This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between VanceInfo Technologies Inc., an exempted company with limited liability organized under the laws of the Cayman Islands (the “Company”), and you, relating to an underwritten public offering (the “Public Offering”) of ordinary shares, par value US$0.001 per share (the “Ordinary Shares”), of the Company, represented by American Depositary Shares (“ADSs”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement.
In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 30 days after the date of the Underwriting Agreement.
The above restrictions shall not apply to (i) transactions relating to any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs acquired in open market transactions after completion of the Public Offering, provided that it shall be a precondition to any such transaction that no filing or other public announcement by any party under the Exchange Act shall be required or shall be voluntarily made in connection with the subsequent sales of such securities acquired in such open market transactions during the restricted period, (ii) transfers of Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs as bona fide gifts, provided that the donee agrees to be bound in writing by the same restrictions set forth herein, (iii) transfers by the undersigned to an affiliate or another entity whose owners, beneficiaries or limited partners, as the case may be, are drawn solely from a group consisting of the undersigned, beneficial owners of the undersigned and the immediate family members of the undersigned or beneficial owners of the undersigned, provided that such transfers are not dispositions for value and that each such transferee agrees to be bound in writing by the same restrictions set forth herein, or (iv) transfers of any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs by the undersigned to the partners, limited partners, members, affiliates, related individuals or shareholders of, or venture capital fund under common investment management with, the undersigned, provided that such transfers are not dispositions for value and that each such transferee agrees to be bound in writing by the same restrictions set forth herein.

A-1

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the lock-up period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.
If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officers and directors]

[Name and address of officers and directors]

A-2

EXHIBIT B
FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 6(b)

B-1

EXHIBIT C
FORM OF OPINION OF CAYMAN ISLANDS COUNSEL FOR THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 6(c)

C-1

EXHIBIT D
FORM OF OPINION OF PRC COUNSEL FOR THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 6(d)

D-1

EXHIBIT E
FORM OF OPINION OF COUNSEL FOR THE DEPOSITARY
TO BE DELIVERED PURSUANT TO SECTION 6(e)

E-1

EXHIBIT F
FROM OF COMFORT LETTER

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